EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of the Vincam Group, Inc. of our report dated January 31, 1997 appearing on page F-1 of The Vincam Group, Inc.'s Amendment No. 1 to the Current Report on Form 8-K dated January 7, 1997 (Commission File No. 0-28148), relating to the financial statements of Staff Administrators, Inc. for each of the three years in the period ended December 31, 1996. We also consent to the incorporation by reference in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of The Vincam Group, Inc. of our report dated January 31, 1997 appearing on page 15 of The Vincam Group, Inc.'s Form 10-K/A No. 1 for the year ended December 31, 1997, relating to the financial statements of Staff Administrators, Inc. for each of the two years in the period ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC



Denver, Colorado
April 7, 1998